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               Consent of Independent Certified Public Accountants


The Board of Directors
Potlatch Corporation:

We consent to incorporation by reference in the registration statements (Nos. 33-00805, 33-28220, 33-12809, 33-25352, 33-25353, 33-31372, 33-30836, 33-54515
and 33-54517) on Form S-8 of Potlatch Corporation of our report dated
January 24, 1996, relating to the balance sheets of Potlatch Corporation and consolidated subsidiaries as of December 31, 1995 and 1994 and the related statements of earnings, stockholders' equity, and cash flows and related financial statement schedule for each of the years in the three-year period ended December 31, 1995 which report appears in the December 31, 1995 annual report on the Form 10-K of Potlatch Corporation. As discussed in our report, the Company changed its method of accounting for income taxes, postretirement benefits other than pensions and postemployment benefits in 1993.




                                                KPMG PEAT MARWICK LLP

March 26, 1996


                                                                 Exhibit (23)